                                                                    EXHIBIT 10.2



                        DATED THIS 30TH DAY OF APR 1999



                                    BETWEEN



                  UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD

                                   as Borrower



                                       AND



                    THE DEVELOPMENT BANK OF SINGAPORE LIMITED

                                    as Lender


                                =================

                                DEED OF DEBENTURE

                                =================









                                AC RL se 99 K9028

                             KHATTAR WONG & PARTNERS
                                    SINGAPORE

                                C O N T E N T S


                                                                       PAGE
                                                                       ----
1.   BANKING FACILITIES                                                  1

2.   CHARGES                                                             2

3.   STIPULATIONS RELATING TO INTEREST AND OTHER MATTERS                 3

4.   DEPOSIT OF DEEDS                                                    3

5.   FURTHER SECURITY                                                    4

6.   CONTINUING SECURITY                                                 4

7.   PROHIBITION AGAINST OTHER CHARGES                                   4

8.   POSITION OF OTHER SECURITY                                          4

9.   REPRESENTATIONS AND WARRANTIES                                      4

10.  AFFIRMATIVE UNDERTAKINGS                                            7

11.  NEGATIVE UNDERTAKINGS                                              11

12.  DEFAULT INTEREST AND DEBIT OF ACCOUNT                              12

13.  SECURITY ENFORCEABLE IN CERTAIN EVENTS                             13

14.  POWERS OF THE LENDER ON EVENTS OF DEFAULT                          16

15.  APPOINTMENT OF RECEIVER                                            16

16.  POWERS OF RECEIVER                                                 16

17.  APPOINTMENT OF RECEIVER AS ATTORNEY                                18

18.  APPLICATION OF MONEYS BY RECEIVER                                  18

19.  APPOINTMENT OF RECEIVER NOT AFFECTING OTHER POWERS                 18

20.  APPOINTMENT OF LENDER AS ATTORNEY                                  18

21.  SPECIAL CONSULTANT                                                 19

22.  SET-OFF                                                            19

23.  RIGHT OF REVIEW                                                    19

24.  NO ENQUIRY BY THIRD PARTY                                          20

25.  THE LENDER NOT ANSWERABLE FOR LOSS                                 20

26.  INDEMNITY                                                          20

27.  DISCLOSURE                                                         21


                                                                     PAGE
                                                                     ----
28.  CALCULATIONS AND EVIDENCE                                        21

29.  WAIVER NOT TO PREJUDICE RIGHT OF LENDER                          22

30.  INDULGENCE OF THE LENDER NOT TO DISCHARGE THE BORROWER           22

31.  RIGHT OF CONSOLIDATION                                           22

32.  CURRENCY INDEMNITY                                               22

33.  TAXES                                                            23

34.  CHANGE IN CIRCUMSTANCES                                          24

35.  PAYMENT OF COSTS                                                 24

36.  SERVICE OF DEMAND OR NOTICE                                      25

37.  RIGHT OF ASSIGNMENT                                              26

38.  SEVERABILITY                                                     27

39.  GOVERNING LAW AND SUBMISSION TO JURISDICTION                     27

40.  INTERPRETATION                                                   27

     THIS DEED OF DEBENTURE is made the         day of                      One
thousand nine hundred and ninety-nine (1999) Between:-

1. UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD (Company Registration No. 199708070H), a company incorporated in Singapore and having its registered office at 31 Exeter Road #14-01/04 Comcentre I Tower, Singapore 239732 (hereinafter called the "Borrower"); and

2. THE DEVELOPMENT BANK OF SINGAPORE LIMITED, a company incorporated in Singapore and having its registered office at 6 Shenton Way, DBS Building Singapore 068809 (hereinafter called the "Lender").

     WHEREAS at the request of the Borrower, the Lender has agreed to make available to the Borrower advances loans credit and other facilities to such an extent and for so long as the Lender may think fit (hereinafter called the "banking facilities" which expression shall where the context so admits include any part thereof) upon the security and on the terms and conditions hereinafter appearing.

     NOW THIS DEBENTURE WITNESSETH as follows:-


1.   BANKING FACILITIES

     In consideration of the Lender agreeing to grant or continuing to grant the banking facilities to the Borrower to such an extent and for so long as the Lender may think fit the Borrower hereby covenants with the Lender as follows:-

     (a) To pay to the Lender on demand all such sums of moneys which are now or shall from time to time and at any time hereafter be due or owing to the Lender by the Borrower solely or jointly with any other person or persons and whether as principal or surety or which the Borrower may be or become liable to pay to the Lender anywhere on any account or otherwise or in any manner whatsoever and all other liabilities whether certain or contingent including the balance for the time being owing for or in respect of cheques bills notes drafts or other negotiable or non-negotiable instruments accepted paid or discounted for and on behalf of the Borrower whether solely or jointly with another or others or for any other payments credits or advances made to or for the use or accommodation of or on behalf of the Borrower whether solely or jointly with another or others pursuant to or in respect of or under any guarantee or letter of credit given established or opened by the Lender for the Borrower or any contracts for the forward delivery of goods bills or specie or in respect of any other banking facilities whatsoever whether or not given upon or under any trust receipts or other security whatsoever or otherwise howsoever together with in all cases aforesaid interest next hereinafter covenanted to be paid calculated on such basis and with such periodic rests as are applicable under the agreements and arrangements giving rise to the relevant obligations or liabilities and if no such rate or rates are specified, at such rate or rates which the Lender may at the time and from time to time stipulate and together also with commission discount and other usual bankers' charges And if when any such account current or otherwise shall be closed or ceased to be current a balance shall be owing or remaining unpaid to the Lender so long as the same or any part thereof shall remain owing or unpaid to pay to the Lender interest thereon at the rate or rates for the time being applicable under the agreements or arrangements giving rise to the relevant obligations or liabilities and if no such rate or rates are specified, at such rate as the Lender may at the time and from time to time stipulate from the time when such balance shall have been ascertained to the date of actual payment both after as well as before judgment (if any) obtained in respect thereof.

     (b) To pay to the Lender interest on the principal amount of the banking facilities from time to time owing or remaining unpaid to the Lender as aforesaid and all other moneys secured or intended to be secured hereby at such rate or rates per annum or other rates and calculated in such manner as applicable under the agreements or arrangements giving rise to the relevant obligations or liabilities and if no such rate or rates are specified, at such rate or rates per annum or other rates and calculated in such manner as the Lender may at the time and from time to time stipulate as applicable respectively to various lines or kinds of the banking facilities or other moneys or liabilities owing to the Lender or in various cases as the Lender may prescribe as well after as before judgment (if any) obtained in respect thereof.


2.   CHARGES

(a) For the consideration aforesaid, the Borrower as beneficial owner hereby charges with the payment to the Lender of the banking facilities, interest thereon and all other moneys and liabilities whatsoever hereby agreed to be paid by the Borrower under this Debenture or intended to be hereby secured (including all fees charges costs and expenses arising out of or in connection with the provisions of this Debenture):-

     (i) by way of fixed charge all and singular all estates and other interests in leasehold, freehold and other immovable property, all plant, machinery and fixtures, all chattels hired, leased or rented by the Borrower to any other persons together with the benefit of the related hiring, leasing or rental contract and other security therefor and all other fixed property and assets of the Borrower whatsoever and wheresoever situate, all stocks, shares, warrants, debentures, loan capital and other securities of any kind and all rights and income relating thereto, the goodwill and uncalled capital of the Borrower and all patents, patent applications, trademarks, trade names, registered designs and copyrights and all licences and ancillary and connected rights relating to the intangible property of the Borrower, in all cases aforesaid, both present and future; and

     (ii) by way of floating charge the whole of the undertaking of the Borrower and all and singular its property and assets (other than the property and assets hereinbefore charged) whatsoever and wheresoever situate, both present and future, including all stocks, raw materials, works-in-progress, goods-in-progress (whether such are upon its premises or in the course of transit) and all its products whether finished or unfinished and all book and other debts due and owing to the Borrower.

(b) The Lender shall be entitled at any time after the occurrence of an Event of Default by notice in writing to the Borrower to convert the floating charge created by Clause 2(a)(ii) into a fixed charge affecting all property and assets which for the time being are the subject of such floating charge or, as the case may be, such of the said property and assets as are specified by such notice and without prejudice and in addition to the aforesaid, in such an event, the Borrower covenants with the Lender, upon demand, to execute at its own cost, as a continuing security for the payment or discharge of all moneys hereby secured or intended to be hereby secured, a first fixed charge in terms specified by the Lender of all or any part of the property and assets comprised in this security (or such part thereof as is specified in such notice).

(c) Without prejudice to Clause 7 and the other provisions of this Debenture, if at any time the Borrower charges, pledges or otherwise encumbers in breach of Clause 7 any of the property or assets of the Borrower comprised in this security or if any of the property and assets of the Borrower comprised in this security shall be in danger of seizure, distress, execution or other legal process, the floating charge created under this Debenture over those property or assets shall automatically without notice operate as a fixed charge instantly on such event occurring and in addition, the Lender shall be entitled without notice to the Borrower to take possession of or hold the same or to appoint a Receiver thereof Provided That the Lender shall give notice to the Borrower as soon as practicable after taking possession or taking hold of the same or appointment, as the case may be. The provisions of Clauses 15 and 16 shall govern the appointment, removal and powers of a Receiver appointed under this Clause as if he were a Receiver appointed under that Clause.


3.   STIPULATIONS RELATING TO INTEREST AND OTHER MATTERS

     It is hereby expressly agreed and declared as follows:-

     (a) if the Borrower shall execute or create any further or subsequent mortgage charge or incumbrance fixed or floating over or otherwise deal with any of the property or assets comprised in this security or any part or parts thereof in favour of any other person of which the Lender receives notice either actual or constructive the Lender may on receiving such notice forthwith open a new or separate account with the Borrower in the books and if the Lender does not in fact open such new or separate account, then unless the Lender gives express written notice to the contrary to the Borrower the Lender shall nevertheless be deemed to have done so at the time when the Lender received or was deemed to have received such notice (hereinafter called the "time of notice") and as from and after the time of notice all payments in account made by the Borrower or by or on behalf of the Borrower to the Lender shall (notwithstanding any legal or equitable rule of presumption to the contrary) be placed or deemed to have been placed to the credit of the new or separate account so opened or deemed to have been opened as aforesaid and shall not go in reduction of the amount owing by the Borrower to the Lender at the time of notice. PROVIDED ALWAYS that nothing in this paragraph contained shall prejudice the security which the Lender otherwise would have had hereunder for the payment of the moneys costs charges and expenses herein referred to notwithstanding that the same may become due or owing or be incurred after the time of notice;

     (b) this security shall continue to be valid and binding for all purposes notwithstanding--

          (i) any change by amalgamation reconstruction or otherwise which may be made in the constitution of the company by which the business of the Borrower or the Lender may for the time being be carried on and shall be available to the company carrying on the business of the Borrower or the Lender for the time being, or

          (ii) any winding-up (whether voluntary or compulsory), amalgamation or reconstruction of or affecting the Borrower or the Lender; or

          (iii) any order placing the Borrower or the Lender under judicial management of a judicial manager;

     (c) In addition to the provisions hereof, the Borrower shall perform, observe and shall be bound by the terms and conditions of the agreements and arrangements applicable to the relevant banking facilities advanced by the Lender to the Borrower from time to time and in the event of any contradictions and/or inconsistencies between the terms arid conditions of such agreements and/or arrangements and the terms and conditions contained in this Debenture, the terms and conditions in such agreements and/or arrangements shall prevail.


4.   DEPOSIT OF DEEDS

     The Borrower will deposit with the Lender and the Lender during the continuance of this security shall be entitled to hold and retain all deeds and documents of title relating to the Borrower's property for the time being both movable and immovable.


5.   FURTHER SECURITY

     The Borrower will at any time, if and when required by the Lender so to do, execute and deliver to the Lender or as the Lender shall direct, at the Borrower's cost and expense mortgages charges assignments pledges or transfers whether legal or otherwise over all or any of the Borrower's property comprised in the security created under this Debenture movable and immovable now belonging to or which may hereafter be acquired by or belong to the Borrower (including any vendor's lien) to secure all moneys and liabilities whatsoever hereby secured such mortgages charges assignments pledges or transfers to contain such terms and provisions as the Lender may require.

6.   CONTINUING SECURITY

     The security hereby created shall not be considered satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of moneys owing as aforesaid or otherwise but shall constitute and be a continuing security to the Lender and extend to cover all or any sum or sums of moneys whatsoever which shall for the time being be owing by the Borrower to the Lender.


7.   PROHIBITION AGAINST OTHER CHARGES

     During the continuance of this security, the Borrower shall not and shall not have power without the prior written consent of the Lender, such consent not to be unreasonably withheld, to:-

(1) create or agree or permit to subsist or arise any encumbrance whatsoever, whether fixed or floating or otherwise howsoever on or over all or any of the Borrower's properties or assets or revenues or any part thereof, both present and future whatsoever and wheresoever situate except that the foregoing prohibitions shall not apply to (i) pledges of goods, the related document of title and/or other related documents as security for indebtedness directly relating to such goods or documents on or over which that pledge exists,
(ii) security arising out of title retention provisions in a supplier's standard conditions of supply of goods purchased by the Borrower in its ordinary course of business and (iii) any encumbrance created by the CTB Securities; or

(2) factor or assign any of its accounts receivables except pursuant to the CTB Securities; or

(3) sell, transfer or otherwise assign, deal with or dispose ail or any part of its business (whether outright by a sale and repurchase or sale and leaseback arrangement or otherwise) or (except (i) as permitted under the terms of this Debenture or (ii) for good consideration in the ordinary course of its business or (iii) for disposal of obsolete assets, or production assets no longer required for the purpose of the Borrower's business, in each case, for cash on normal commercial terms or (iv) payment of cash as consideration in the acquisition of any asset on normal commercial terms or (v) for disposals of nonproduction assets where the aggregate value of such assets disposed of in a financial year does not exceed Singapore Dollars One Hundred Thousand (S$100,000.00) in the total) its assets or property or revenues, whether by a single transaction or a number of transactions whether related or not and whether voluntarily or involuntarily.


8.   POSITION OF OTHER SECURITY

     Nothing contained in this Debenture shall prejudice or affect any lien to which the Lender is entitled or any other charge mortgage or security which the Lender holds or may at any time hold from the Borrower or others on any account whatsoever.

9.   REPRESENTATIONS AND WARRANTIES

(1) The Borrower hereby represents and warrants to and for the benefit of the Lender as follows:-

     (a) it is a company duly incorporated and validly existing under the laws of Singapore and has full power and authority and the legal rights to own assets, to conduct the business which it conducts and to sue and be sued in its own name;

     (b) it has full corporate power and authority and the legal rights to borrow moneys, enter into and execute this Debenture, exercise its rights and perform and comply with its obligations under this Debenture;

     (c) it has taken or obtained all necessary corporate and other action to authorise the execution and delivery of this Debenture and the consummation and performance of the transactions contemplated by this Debenture and no limitation on its powers will be exceeded as a result of the transactions to be undertaken pursuant to this Debenture;

     (d) this Debenture constitutes legal, valid and binding obligations of the Borrower and is enforceable in accordance with its terms;

     (e) the certified copies of its Memorandum and Articles of Association and corporate documents delivered to the Lender are true accurate complete and up to date copies of the Memorandum and Articles of Association and corporate documents of the Borrower as at the date of such delivery;

     (f) that all action, conditions and things required to be taken, fulfilled and done including the obtaining of any necessary exchange approvals or any other authorizations, filing, registration, documentation or claim in order (i) to enable the Borrower to lawfully enter into, exercise its rights and perform and comply with its obligations under this Debenture, including without prejudice to the generality to the aforesaid, its obligations to pay and remit to the Lender all moneys due under this Debenture, (ii) to ensure that those obligations are legal, valid, binding and enforceable, (iii) to ensure that those obligations will at all times rank in accordance with Clauses 9(1)(I) and 10(p), and (iv) to ensure that all necessary steps and/or actions required to make this Debenture admissible as evidence in the courts of Singapore have been taken, done, fulfilled and obtained and there has been no default in the observance of the conditions or restrictions (if any) imposed in or in connection with any of the same;

     (g) all its audited financial statements which have been submitted to the Lender under this Debenture were prepared in accordance with applicable laws and regulations of Singapore in accordance with generally accepted accounting practices and principles applied on a consistent basis and are complete and correct and fairly represent the financial condition of the Borrower and the results of its operations for the period stated;

     (h) the statements, documents and information supplied in writing by it to the Lender concerning itself, its property, assets and revenues, its accounts, businesses or operations (including any cashflow or other projections, appraisals, reports and forecasts) and all related matters required under this Debenture are to the knowledge of the Borrower (having made all enquiries) true and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact and were made after due and careful consideration on the Borrower's part or on the part of its agents and are, in the Borrower's considered opinion, fair and reasonable in the circumstances prevailing at the time when such projections, appraisals, reports or forecasts were made in the light of the assumptions made, and the Borrower is not aware of any fact or circumstances which if disclosed would necessitate a material revision to any such projections, appraisals, reports or forecasts, or which might adversely affect the Lender's decision on whether or not to make the banking facilities available to it or to maintain the banking facilities;

     (i) there is no provision of (i) any existing laws, regulation or authorization to which the Borrower is subject to which materially and adversely affect the Borrower's ability to perform its obligations under this Debenture, or (ii) any existing mortgage, trust, deed, contract, licence, permit, franchise, concession, agreement or treaty binding on the Borrower which is being or will be contravened or breached by the acceptance by the Borrower of the banking facilities or the execution of this Debenture by the Borrower or by the Borrower's performance or observance of any of its obligations under this Debenture and which will result in an Event of Default or which will result in the creation of or oblige the Borrower to create an encumbrance in respect of any of its assets or property;

     (j) it is not in default in the payment or performance of any of its obligations for borrowed moneys exceeding a maximum aggregate of Singapore Dollars One Million (S$1,000,000.00) at any time;

     (k) that, save (i) as previously disclosed in writing to and agreed by the Lender, (ii) for CTB Securities, and (iii) for the encumbrances and charges in favour of Citibank N.A. and United Overseas Bank Limited which will be discharged by the Borrower prior to the utilization of any of the banking facilities, no encumbrance exists over all or any part of the properties, undertaking, assets or revenues of the Borrower;

     (l) the claims of the Lender against the Borrower under this Debenture will rank first in priority of payment and security against the claims of all its creditors to the extent of the security created hereunder and otherwise at least pari passu in right and priority of payment with all its other present and future unsecured indebtedness except those claims preferred by any bankruptcy, insolvency, liquidation or other similar laws affecting creditors' rights generally;

     (m) no Event of Default or Potential Event of Default (other than any waived) has occurred and is continuing;

     (n) there are no litigation, arbitration or administrative proceedings pending, current or to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's assets which will materially and adversely affect the Borrower's ability to perform its obligations under this Debenture;

     (o) no steps have been taken or are being taken to appoint either a receiver, liquidator, administrator, trustee, judicial manager or similar officer to take over the assets of the Borrower or to wind up the Borrower;

     (p) there is no material adverse change in its business, assets or financial condition from that set forth in the latest financial statements submitted to the Lender by it pursuant to Clause 10(f);

     (q) neither the Borrower nor any of the assets of the Borrower are entitled to immunity from suit, execution, attachment or other legal process and the Borrower's entry into this Debenture and the exercise of the Borrower's rights and performance of its obligations under this Debenture constitute private and commercial acts performed for private and commercial purposes;

     (r) all authorizations required from any governmental or other authority or from any shareholders or creditors of the Borrower for or in connection with the execution, validity and performance of this Debenture have been obtained and are in full force and effect;

     (s) that, save as previously disclosed in writing to and agreed by the Lender, the Borrower is the legal and beneficial owner of all the undertaking, assets and property secured by this Debenture.

     (2) Except as may be expressly provided otherwise in an agreement or arrangement relating to a banking facility granted by the Lender to the Borrower, each of the representations and warranties contained in Clause 9(1) (except Clause 90)(e)) shall be true and correct in all material respects at all times with reference to the facts and circumstances existing at all such times until all moneys payable or agreed to be paid to the Lender under this Debenture are fully repaid.


10.  AFFIRMATIVE UNDERTAKINGS

     The Borrower hereby undertakes to and agrees with the Lender that so long as any moneys remain to be lent or remain payable under this Debenture:-

     (a) it shall maintain its corporate existence and will carry on and conduct its business in such manner so as not to affect its ability to perform any of its obligations under this Debenture;

     (b) it shall procure that this Debenture is and will be maintained in full force and effect and shall obtain all such authorizations, licences and consents which are or may become necessary for it to perform its obligations under this Debenture and to comply with and observe all terms, conditions and restrictions (if any) imposed in connection with any of the foregoing and maintain or accomplish any filing, registration, documentation or claim with any court, judicial, administrative or governmental agency or other authority or person which may be or become necessary for such purposes and maintain in full force and effect all such authorizations, licences and consents as are referred to in Clause 9 and take immediate steps to obtain and thereafter maintain in full force and effect any other authorizations which may become necessary or advisable for the purposes stated therein;

     (c) it shall from time to time on request by the Lender and at its own expense, execute, sign, perfect, do and procure the doing of and if required register every document, act or thing as in the opinion of the Lender may be necessary for giving full effect to this Debenture or securing to the Lender the full benefits of all rights, powers and remedies conferred upon the Lender in this Debenture;

     (d) in so far as may be necessary, it shall amend its Memorandum and Articles of Association and any other corporate documents as to enable it to observe and perform all the covenants, undertakings, stipulations, terms, conditions and other provisions of this Debenture;

     (e) it shall use the various lines or kinds of banking facilities only for the purpose for which they were granted and the Borrower shall not use Singapore dollar funds from any such banking facilities for any financial investments, trade or other activities outside Singapore;

     (f)  it shall:-

          (i) furnish to the Lender annually and in any event not later than six (6) months after the close of each financial year of the Borrower beginning with the current financial year, certified copies of the Borrower's audited financial statements, in each case including a balance sheet and a profit and loss account together with its directors' reports for the period then ended prepared in accordance with generally accepted accounting practices and principles consistently applied in Singapore and certified by an internationally recognised firm of independent accountants acceptable to the Lender;

          (ii) furnish to the Lender not later than thirty (30) days after the relevant period, certified copies of the Borrower's interim unaudited financial statements, in each case including a balance sheet and a profit and loss account relating to the Borrower containing financial information (in no less detail than those which had been prepared prior to the date of this Debenture) in respect of successive quarterly periods during the Borrower's financial years;

          (iii) furnish to the Lender as soon as they are available and in any event not later than thirty (30) days after the end of each yearly period of this Debenture, a certificate signed by one of its directors certifying that there did not and does not exist any Event of Default or Potential Event of Default as at the end of such yearly period (or if an Event of Default or Potential Event of Default did exist, setting out details of the same and of any action taken or proposed to be taken to remedy it);

          (iv) promptly furnish and provide the Lender with and permit the Lender to obtain all such statements, information, explanations and data (except information of a confidential or proprietary nature) as the Lender may reasonably require regarding the affairs, operations, administration, financial or corporate state or condition of the Borrower or any guarantor (which expression shall hereinafter include but not be limited to (if any) any surety or indemnitor or any owner of any property mortgaged or charged to the Lender at the request of the Borrower or at the request of the Lender with the consent of the Borrower as security for the moneys secured or intended to be secured hereby) or any of the matters in this Clause 10 mentioned, and without prejudice to the generality of the foregoing, the Borrower shall, upon request, furnish and provide the Lender with a list of all persons, firms, corporations, companies or groups of companies which the Borrower is able to control or influence so as to enable the Lender to comply with the provisions of section 29 of the Banking Act (Chapter 19, Singapore Statutes), as amended or re-enacted from time to time, and shall forthwith inform the Lender of any change in such list as soon as such change occurs;

          (v) promptly notify the Lender of any material adverse change in its condition (financial or otherwise) and of any litigation, action, proceedings or claim being threatened or initiated against it before any court, tribunal, arbitrator or administrative agency or any other matter, and in all cases, which might materially and adversely affect its operations or financial condition or its ability to perform its obligations under this Debenture;

          (vi) immediately notify the Lender of the occurrence of any Event of Default or a Potential Event of Default after becoming aware thereof;

     (g) punctually pay all rents rates assessments taxes and all outgoings payable in respect of any land and/or premises belonging to the Borrower or at which it carries on business and obtain all necessary licences and comply with all laws regulations rules and orders relating to the carrying on of its business on such premises;

     (h) take out and maintain a policy of insurance in respect of the Borrower's liability or potential liability to its employees under the common law and the Workmen's Compensation Act (Chapter 354, Singapore Statutes), as amended or re-enacted from time to time, or any statutory modification thereof for the time being in force;

     (i) furnish to the Lender particulars of any kind of immovable property now owned by the Borrower and hereafter acquired or to be acquired by the Borrower;

     (j) keep all its plant machinery equipment buildings constructions fixtures fittings implements and other effects subject to the charges hereunder in good and substantial repair and proper working condition to the satisfaction of the Lender;

     (k) the Borrower will, unless otherwise agreed by the Lender in writing, take out and maintain or cause to be taken out and maintained all risks policies of insurance in the joint names of the Borrower and the Lender with an insurance company nominated or selected by the Lender, fully insuring all the Borrower's assets and property comprised in this security against, inter alia, loss or damage by fire, lightning, riots, extraneous perils and all other risks commonly covered with respect to properties and business of a similar kind and such policies shall be in such amounts and shall contain such terms and provisions as shall be reasonably approved by the Lender, and shall contain standard mortgagee clauses naming as loss payee the Lender and the policies shall be delivered to and retained by the Lender; that the Borrower will punctually pay all premiums payable in respect of the said policies of insurance and submit to the Lender copies of the receipts for such payments and will, in respect of premiums payable for renewal of such policies, pay the premiums before the expiry dates of the policies and submit to the Lender copies of the receipts for every such payment not less than three (3) business days before such expiry date, and if the Borrower fails to comply with the provisions of this sub-Clause the Lender may at its discretion (but without any obligation on its part to do so) have such insurance effected at the cost of the Borrower and all moneys paid by the Lender in respect of such insurance shall on demand be repaid by the Borrower to it and until repayment shall be added to the principal moneys secured by this Debenture and bear interest at such rate or rates for the time being applicable under the agreements or arrangements giving rise to the relevant obligations or liabilities and if no such rate or rates are specified, at such rate as may be determined at the time and from time to time by the Lender and all other statutory powers of insurance for the said moneys so paid by the Lender as aforesaid may be exercised by the Lender;

     (l) it will not, except with the consent of the Lender, effect or keep on foot any insurance against any risk in respect of any building or structure comprised in this security where any insurance hereinbefore mentioned has been effected or kept on foot;

     (m) all moneys received or receivable under any of the policies of insurance aforesaid by whomsoever effected shall be paid to the Lender and applied towards making good the loss or damage incurred or at the election of the Lender towards payment to the Lender in reduction of all moneys due or owing to the Lender in such manner as the Lender may agree and if any such moneys are received by the Borrower the Borrower shall hold the same in trust for the Lender and pay it promptly to the Lender or as the

          Lender shall direct and the Lender may receive and give a good discharge for any such moneys;

     (n) it shall immediately upon the occurrence of the event concerned notify the Lender of:-

          (i) the giving of notice by the Borrower or any guarantor (if a corporation) to convene a general meeting for passing any resolution to wind up the Borrower or that guarantor; or

          (ii) the filing of any application for placing the Borrower or any guarantor (if a corporation) under any scheme with a view to readjustment, rescheduling or deferral of its indebtedness generally or under the judicial management of a judicial manager or any analogous or equivalent process which they have in the courts of Singapore or in any other jurisdiction in which the Borrower or that guarantor carries on business; or

          (iii) the filing of any petition for its liquidation or winding-up of the Borrower or any guarantor (if a corporation); or

          (iv) the filing of any application for the bankruptcy of any guarantor (if an individual).

          Where such notification as aforesaid is given verbally by the Borrower to the Lender, the Borrower shall confirm the same in writing within twenty-four (24) hours thereof;

     (o) it shall deliver to the Lender upon demand any documents or evidence under the provisions hereof the production of which has been waived and to comply with all the terms and conditions of any provisions hereof which have been waived;

     (p) it shall ensure that at all times the claims of the Lender against the Borrower under this Debenture shall rank first in priority of payment and security against the claims of all its creditors to the extent of the security created under this Debenture and otherwise at least pari passu in right and priority of payment with all is other present and future unsecured indebtedness;

     (q) after the occurrence of an Event of Default, the Lender shall be entitled after prior notification to the Borrower enter into and upon its premises and inspect the same and all property and assets whatsoever therein or thereon and to inspect all the records and statements of the Borrower and all the assets, property and undertaking comprised in this Debenture wherever the same may be situate and to make inventories, records or copies thereof and the Borrower shall give the Lender such written authorities or other directives and provide such facilities and access as the Lender may require for the aforesaid inspection and the Borrower agrees to pay all reasonable costs and expenses (including any travelling expenses) which the Lender may incur in connection with the inspection;

     (r) the Lender shall have the right to inspect all materials machinery and equipment on order prior to their despatch from the supplier to the Borrower and/or at any time thereafter;

     (s) it shall forthwith inform the Lender in writing of any changes in the directors or members of the Borrower;

     (t) it shall maintain a positive networth of not less than United States Dollars Forty-Two Million (US$42,000,000.00) at all times. For the purpose of this Clause, "networth" means at any time in respect of the Borrower the amount calculated in accordance with generally accepted accounting principles in Singapore of the aggregate at the time of
          (i) the amounts paid up or credited as paid up in respect of its issued share capital, and (ii) its retained earnings less the aggregate at that time of (a) all losses carried forward to the extent to which the same have not been taken into account in the computation of retained earnings, (b) the amount of any deficit in reserves and excluding any surplus arising from a revaluation of the assets of the Borrower and (c) any amount attributable to goodwill;

     (u) it undertakes with the Lender that at all times its financial position shall be such that Net Borrowings shall not exceed one hundred per cent (100%) of net worth. For the purposes of this sub-clause, the expressions:-

          (i)    "net worth" has the same meaning as in Clause 10(t);

          (ii) "Net Borrowings" at any time means the aggregate Financial Indebtedness of the Borrower (including without limitation overdue interest and the capitalised element in accordance with generally accepted accounting principles in Singapore of outstanding commitments under finance leases);

          (iii) "Financial Indebtedness" means indebtedness incurred in respect of:

                 (1)   money borrowed or raised;

                 (2) any bond, bill of exchange, note, loan stock, debenture, commercial paper or similar security or instrument;

                 (3)   acceptance, documentary credit or guarantee facilities;

                 (4) deferred payments for assets or services acquired but excluding trade credit in the ordinary course of business not exceeding ninety (90) days;

                 (5) rental payments so far as attributable to payments of capital under finance leases, whether in respect of land, building, machinery, equipment or otherwise;

                 (6)   payments under hire purchase contracts;

                 (7)   factored debts, to the extent that there is recourse;

                 (8) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts or obligations;

                 (9) guarantees, indemnities or other assurances against financial loss in respect of indebtedness of any person falling within any of paragraphs (1) to (8) inclusive above; and

                 (10) amounts raised or obligations incurred under any other transaction having the commercial effect of any of the above.

     (v) it shall obtain all necessary licences and comply with all laws and regulations rules and orders relating to the carrying on of its business;

     (w) it shall, within seven (7) days of the receipt thereof, give to the Lender full particulars of any notice, order, permission or proposal given issued or made to the Borrower affecting its properties and assets by or on behalf of any planning, local government, public health, sanitary, housing or other authority and which in the reasonable opinion of the Lender could materially affect its properties and assets and if so required by the Lender produce such notice, order, permission or proposal to the Lender together with such copies thereof as the Lender may reasonably require and also within the period prescribed by such notice, order, permission or proposal take all reasonable or necessary steps to comply with the provisions of such notice, order, permission or proposal and also at the reasonable request of the Lender and at the costs of the Borrower make or join with the Lender in making such objection or representation against or in respect of any such notice, order, permission or proposal as the Lender shall reasonably deem expedient;

     (x) it shall take all necessary steps required by the Lender to preserve and protect the value of the properties and assets charged herein and (where applicable) to enforce its title thereto;

     (y) it will conduct through the Lender a reasonable amount of banking transactions and unless otherwise agreed all banking transactions (including foreign exchange) involving purchase of goods financed out of the proceeds of the banking facilities.


11.  NEGATIVE UNDERTAKINGS

     The Borrower undertakes that, so long as any moneys remain to be lent or remains payable under this Debenture, it shall not, without the Lender's prior written consent (such consent shall not be unreasonably withheld):-

(a) effect, carry out, undertake or permit any form of re-construction, re-organisation, amalgamation, take-over or permit any change of the shareholdings held by Tsai Chung-Che who must at all times own beneficially, not less than nine per cent (9%) of the issued and paid-up share capital of the Borrower or any scheme of arrangement or compromise or any other scheme affecting its existing constitution or structure of share holdings except that the foregoing prohibition shall not apply to the listing of the shares of the Borrower for quotation on the official list of The Stock Exchange of Singapore Limited;

(b) borrow or in any way obtain loans or advances or raise money or credit from any other bank;

(c) redeem any of the Borrower's issued shares or reduce the Borrower's registered and paid up share capital;

(d) enter into any agreement or obligation which could materially and adversely affect the ability of the Borrower to perform its obligations under this Debenture;

(e) make any substantial alterations to the nature of the business of the Borrower from that carried on at the date of this Debenture or amend or alter any of the provisions in the Borrower's Memorandum and Articles of Association or any corporate documents relating to the borrowing powers and principal business activities of the Borrower;

(f)  terminate any of its principal businesses as now conducted;

(g) make advances or loans to any person whatsoever or provide guarantees or indemnities to secure advances or loans to any person whatsoever or be in any manner directly or indirectly or contingently liable for any indebtedness or other obligation of any person except to or for the benefit of the Borrower's employees;

(h) do or suffer to be done or omitted any act matter or thing in or in respect of its properties and assets or any part thereof which shall contravene the provisions of any act, ordinance, order, rule or regulation now or hereafter affecting the same and the Borrower will at all times hereafter indemnify and keep indemnified the Lender in full against all actions, proceedings, costs, expenses, claims and demands in respect of any such act matter or thing done or omitted to be done in contravention of the said provisions;

(i) dismantle pull down or remove any part of its buildings fixtures plant machinery and equipment except in cases where such dismantling pulling down or removal shall in the opinion of the Borrower be rendered necessary by reason of the same being worn out or damaged, in which case the Borrower shall give sufficient written notice to the Lender and will replace such property by property of a similar nature and value after giving intimation to the Lender;

(j) lease or licence or agree to let, lease or licence or part with possession with any of the properties or assets or revenues or any part thereof comprised in this security, save as previously disclosed in writing to and agreed by the Lender;

(k) use any building comprised in its properties or suffer the same to be used for purposes other than those for which the same has or will be built; nor do or omit to do or permit or suffer to be done or omitted anything by reason whereof any policy of insurance effected on such properties may be rendered void or voidable.


12.  DEFAULT INTEREST AND DEBIT OF ACCOUNT

(1) In the event of failure by the Borrower to make payment on the due date of any sum due under the banking facilities or this Debenture (whether by way of a payment, repayment or a prepayment of any principal, interest, commission, costs, fees, charges, or otherwise) then subject always to and without prejudice to the other rights and remedies of the Lender contained in this Debenture, the Borrower shall (to the fullest extent permitted by applicable law) pay to the Lender default interest at the rate applicable under the agreements and arrangements giving rise to the relevant obligations or liabilities and if no such rate or rates are specified, at such rate or rates which the Lender may at the time and from time to time stipulate on that overdue sum so long as the same remains unpaid calculated on a daily basis on a 360 day year (for amounts denominated in United States Dollars) and a 365 day year (for amounts denominated in Singapore Dollars) and compounded monthly from and including the due date thereof to the day of actual payment as well after as before judgment, if any, is obtained in respect thereof. The Borrower shall pay any interest accrued on any overdue sum (including sums payable under this sub-clause) on the last business day of the month in which such interest accrued, failing which such interest shall be added to the overdue sum and itself bear interest accordingly.

(2) In addition to and not in derogation of the other provisions of this Debenture if the Borrower shall fail or refuse to pay any insurance premia legal fees stamp duty travelling expenses and other commission costs fees charges and expenses which the Borrower is liable to pay under any provisions of this Debenture the Lender may at its discretion after giving not less than three (3) days' notice to the Borrower (such notice will not be required for payment of insurance, stamp duty, taxes and any governmental authority's costs, charges and expenses) pay the same (but shall not be under any obligation to do so) and all such moneys so due and unpaid or paid by the Lender on the Borrower's behalf together with interest thereon at the rate per annum exceeding by three per cent (3%) the prevailing prime lending rate of the Lender or at such other rate(s) as may for be prescribed from time to time by the Lender calculated from the date of payment thereof up to the date of repayment (as well after as before judgment) and shall on demand be repaid to the Lender by the Borrower and until so repaid shall be a charge on the undertaking and property hereby charged in addition to the principal moneys hereby secured and may be debited to the account of the Borrower.

(3) Without prejudice to the other provisions of this Debenture, the Lender shall be entitled at its absolute discretion to debit at any time and from time to time without prior notice to the Borrower, the current account or any other account of the Borrower with the Lender (whether in Singapore or elsewhere) for all or any moneys whether for principal, interest, default interest, commission, costs, fees charges or any other moneys due and payable by the Borrower under the banking facilities or this Debenture including insurance premia, legal fees, stamp duty, travelling expenses, governmental or statutory levies and taxes and any other costs charges and expenses which the Borrower is liable to pay under the banking facilities or any provisions of this Debenture but the Lender shall promptly on or after such debiting notify the Borrower of such debiting Provided always that such debiting shall not constitute nor be deemed to be payment of any moneys to which it relates (except to the extent of any amount in credit in the said current account or other account of the Borrower with the Lender) nor shall it be deemed a waiver of a Potential Event of Default or an Event of Default.


13.  SECURITY ENFORCEABLE IN CERTAIN EVENTS

(1)  Upon happening of any of the following events:-

     (a) if the Borrower does not pay any moneys (whether principal interest or otherwise) payable by it under the banking facilities or this Debenture at the place at and in the currency and funds in which it is expressed to be payable when it is due or otherwise in accordance with the provisions thereof or hereof provided that such failure shall not be an Event of Default if (i) it occurs by reason only of technical difficulties affecting the transfer of funds from the Borrower and
          (ii) the Lender receives such sum within three (3) days after it is due or payable otherwise in accordance with the provisions thereof or hereof; or

     (b) if any representation or warranty made by the Borrower or any guarantor in or in connection with any of the banking facilities or this Debenture or any of the documents called for under this Debenture or any certificate or statement delivered or made under any of the banking facilities or this Debenture is incorrect or untrue in any material respect at the time it was made or reported or deemed to have been made or reported or ceases to be true and correct in any material respect; or

     (c) if the Borrower and/or any guarantor commits or threatens to commit a breach of any of the covenants, undertakings, stipulations, terms and conditions or provisions contained in this Debenture and/or in any guarantee or in any agreement made between the Borrower and the Lender relating to any of the banking facilities and on the Borrower's and/or any guarantor's part to be observed and performed and in respect only of a breach which in the reasonable opinion of the Lender is capable of remedy such breach is not rectified within fourteen (14) days after notice of such breach has been given by the Lender to the Borrower and/or that guarantor; or

     (d) if the accounts of the Borrower delivered to the Lender under Clause 10(f) are qualified in a manner or to an extent unacceptable to the Lender; or

     (e) if any other indebtedness of the Borrower for borrowed moneys shall not be paid at its stated maturity or by reason of its default shall become due or be declared due prior to its stated maturity or any creditor of the Borrower or any guarantor for the banking facilities becomes entitled to declare any indebtedness of the Borrower or that guarantor for borrowed moneys due and payable before its stated maturity; or

     (f) if the Borrower or any guarantor becomes insolvent, is unable to pay its debts as they fall due, stops or suspends payment of all or a material part of its debts, begins negotiations or takes any proceedings or other step with a view to readjustment, rescheduling or deferral of all its indebtedness (or of a material part of its indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of any indebtedness on the part of the Borrower or that guarantor for any moneys whatsoever; or

     (g) if any competent order is made or step or petition is taken by any person for the dissolution, reorganisation, reconstruction, insolvency, bankruptcy or winding-up of the Borrower or any guarantor or for the appointment of a liquidator, receiver, administrator, trustee, judicial manager or other similar officer of the Borrower or that guarantor over its property, assets and undertakings or part thereof except that it shall not be an Event of Default in the case of a reorganisation or reconstruction permitted under Clause 11(a); or

     (h) if the Borrower or any guarantor shall cease or threaten to cease to carry on any of its principal businesses as now conducted or changes or threatens to change the nature or scope of any of its principal businesses, whether voluntarily or involuntarily; or

     (i) if a distress or execution or other similar or analogous proceeding is levied or enforced upon or issued against any part of the properties or assets of the Borrower and/or any guarantor; or

     (j) if any legal, administrative or arbitration proceedings, suits or action of any kind whatsoever (whether criminal or civil) is instituted against the Borrower or any guarantor which in the reasonable opinion of the Lender will materially and adversely affect the ability of the Borrower or that guarantor to repay the amounts payable to the Lender under this Debenture or that guarantee or any agreement relating to any of the banking facilities or the ability of the Borrower or that guarantor to perform its obligations under this Debenture or that guarantee; or

     (k) if any present or future security on or over all or a material part of the assets of the Borrower or any guarantor becomes enforceable; or

     (l) if the Borrower or any guarantor shall transfer or otherwise dispose of all or any substantial part of its business or assets except in accordance with Clause 7(3); or

     (m) if any agency of any state threatens to or seizes, compulsorily acquires, expropriates or nationalises all or any material part of the assets or properties of the Borrower or any guarantor (as the case may be); or

     (n) if at any time, any act condition or thing required to be done, fulfilled or performed by the Borrower or any guarantor in order:-

          (i) to enable the Borrower or such guarantor to execute and enter into this Debenture or any security or guarantee and perform and fulfil its obligations and liabilities in terms hereof or thereof;

          (ii) to ensure that this Debenture and any security or guarantee given by such guarantor constitute legal valid and binding obligations on the Borrower or such guarantor enforceable against the Borrower or such guarantor in accordance with its terms;

          (iii) to ensure that this Debenture and any security or guarantee given by such guarantor are admissible in evidence in Singapore and such other states and countries that the Lender may require, is not done, fulfilled or performed; or

     (o) if there shall occur a material adverse change in the business, assets or financial position of the Borrower or any guarantor or if in the reasonable opinion of the Lender the Borrower or any guarantor may be unable to perform its obligations under this Debenture or that guarantee or any agreement in relation to any of the banking facilities and notice thereof has been given to the Borrower; or

     (p) if the security under any security given by the Borrower to the Lender or the business of the Borrower or any guarantor is in jeopardy and notice thereof has been given to the Borrower or such guarantor; or

     (q) if the management of the Borrower as at the date of this Debenture is wholly or substantially displaced or has its authority curtailed; or

     (r) if the Borrower or any guarantor is declared by the Minister to be declared company under the provisions of Part IX of the Companies Act (Chapter 50, Singapore Statutes); or

     (s) if (in the case of an individual) any guarantor dies or becomes insane; or

     (t) if it is or will become unlawful for the Borrower or any guarantor to perform or comply with any one or more of its material obligations under any agreement or arrangement relating to any of the banking facilities, this Debenture or any security or guarantee; or

     (u) if any of the authorizations referred to in this Debenture or any of the banking facilities is not obtained or granted or ceases to be in full force and effect or is modified unless such authorization is no longer required or applicable; or

     (v) if it becomes impossible for the Borrower or any guarantor to perform any of its obligations under this Debenture, any agreement or arrangement relating to any of the banking facilities or any guarantee or for the Lender to exercise all or any of its rights, powers and remedies hereunder or under any agreement or arrangement relating to any of the banking facilities or any guarantee; or

     (w) if this Debenture or a guarantee is terminated or extinguished or otherwise ceases to remain in full force and effect or if there shall be any change in any applicable law, regulations, treaty, directive or requirement which makes it impossible or unlawful for the Lender to make or continue making available the banking facilities or any part thereof to the Borrower; or

     (x) if a substantial part of any property or assets (whether or not belonging to the Borrower) mortgaged or charged or pledged to or in any way held by the Lender as security for any indebtedness to the Lender (or any moneys secured or intended to be secured by this Debenture) is seized or expropriated or is subject to compulsory purchase or acquisition (whether subject to compensation or not) or is wholly or substantially destroyed, the Lender may at any time thereafter by notice in writing to the Borrower declare that the whole of the principal moneys lent or advanced by the Lender (including contingent liabilities) or the balance thereof for the time being outstanding and unpaid together with interest and all other moneys hereby secured to be immediately due and payable whereupon they shall become so due and payable without further demand, notice or legal formality of any kind and the security hereby created shall become enforceable.

(2) The Borrower undertakes to immediately notify the Lender in writing after it has notice of the occurrence of any of the Events of Default, such notification to set out the details of the Event of Default concerned.


14.  POWERS OF THE LENDER ON EVENTS OF DEFAULT

(1) At any time after the principal sum interest and all other moneys as mentioned in Clause 13 hereof shall have become payable under the said Clause 13 the Lender shall be entitled to exercise all or any of the following rights or powers, that is to say:-

     (a) the Lender or any person authorised by the Lender may enter into the land and premises belonging to and/or occupied by the Borrower anywhere without notice and may take possession and control of all or any of the property and assets hereby charged without being liable as a mortgagee in possession; and

     (b) the Lender may immediately exercise all the statutory powers of a mortgagee in respect of all or any of the property and assets hereby charged (including but not limited to the power of sale).

(2) The provisions of Section 25 of the Conveyancing and Law of Property Act (Chapter 61, Singapore Statutes), as amended or re-enacted from time to time, (hereinafter called "the said Act") shall be so varied or extended in the application to this Debenture that the power of sale may be exercised at any time in accordance with the foregoing provisions and in exercising the power of sale the Lender may sell all or any of the property and assets hereby charged without any of the restrictions imposed by the said Section 25 and at such prices and in such manner and subject to such terms and conditions as the Lender shall reasonably think fit.


15.  APPOINTMENT OF RECEIVER

     At any time after the principal moneys interests and other moneys hereby secured shall have become payable under Clause 13 hereof the Lender may appoint by writing under the hand of the President, Deputy President, Executive Vice-President, Senior Vice-President, Vice-President, Assistant Vice-President, Treasurer, Legal Officer or other authorised officer for the time being of the Lender any person to be a Receiver of the undertaking property and assets comprised in this security and may in like manner from time to time remove any such Receiver so appointed and appoint another in his stead.


16.  POWERS OF RECEIVER

     A Receiver so appointed shall be the agent of the Borrower and the Borrower shall be solely responsible for his acts and defaults and remuneration. Such Receiver shall have power:-

     (a) To enter into and take possession or control of any land or premises of the Borrower or any part thereof or collect and get in any property and assets comprised in this security and for that purpose to take any proceedings in the name of the Borrower or otherwise as may be deemed expedient.

     (b) To carry on manage or concur in carrying on and managing the business of the Borrower or any part thereof and for any of those purposes to raise or borrow any moneys that may be required upon the security of the whole or any part of the Borrower's property.

     (c) Where any capital in respect of any shares of the Borrower is outstanding and uncalled to require the Borrower forthwith to call up all or so much of such uncalled capital of the Borrower as may be sufficient to pay to the Lender all moneys then due and owing hereunder.

     (d) Forthwith and without restriction to sell or agree in selling (obtaining only when and where necessary the leave of the Court) any of the Borrower's property and assets comprised in this security or any part thereof by public auction or by private contract subject to such conditions respecting title or evidence of title or other matter as the Receiver may deem fit with power to vary any contract for sale and to resell without being answerable for any loss occasioned thereby. Any such sale may be for cash shares stocks debentures debenture stock or other obligations or valuable consideration and may be payable in a lump sum or by installments as the Lender shall think fit. Plant machinery and other fixtures may be severed and/or detached and sold separately from the premises containing them without the consent of the Borrower.

     (e) To lease let hire and licence or agree in leasing letting hiring and licensing or accept surrenders of leases tenancies or licences of all or any part of the land and premises or the Borrower's property and assets on such terms and for such consideration as the Receiver may deem fit.

     (f) To make any arrangements or enter into any compromise which he shall think expedient.

     (g) To repair and keep in repair and make or effect all or any improvements of the Borrower's property and assets and for this purpose to apply in the name of the Borrower for any licences permissions or consent required under any Act Ordinance order rule regulations or by-laws and to take out maintain and renew all insurances in respect of the Borrower's property and assets against loss or damage by fire or any other risk and for such sums as he shall think fit.

     (h) To employ and dismiss managers agents officers servants clerks accountants and workmen and others in respect of the Borrower's property and assets charged hereunder and upon such terms and with such salaries wages or remuneration for such purposes as he shall think proper.

     (i) To execute and do all such acts deeds and things as to him or the Lender may appear necessary or proper for or in relation to any of the purposes aforesaid and which he lawfully may or can do as agent for the Borrower.

     (j) To appoint and remove at pleasure any substitute for or agent under the Receiver in respect of all or any of the matters aforesaid upon such terms as the Receiver shall reasonably think fit.

     (k) Generally to do or cause to be done such acts or things which the Borrower may have done in the ordinary conduct of its business as well for the protection as for the improvement of the property and assets comprised in this security.


17.  APPOINTMENT OF RECEIVER AS ATTORNEY

     The Borrower hereby irrevocably appoints any and every Receiver appointed as aforesaid and his substitute or substitutes to be the attorney or attorneys of the Borrower, where more than one jointly and severalty and on its behalf and as its acts and deeds to execute sign seal and deliver and otherwise perfect any deed assurance agreement instrument or act which may be required or may be deemed proper for any of the purposes set out in the preceding clause hereof and with power for such attorney or attorneys to appoint or remove any substitute or substitutes.


18.  APPLICATION OF MONEYS BY RECEIVER

     The net profits of carrying on the said business and the net proceeds of any sale shall be applied by the Receiver subject to the claims of all secured and unsecured creditors (if any) ranking in priority to this Debenture:-

     Firstly, in or towards payment of all costs charges and expenses of and incidental to the appointment of the Receiver and the exercise by him of all or any of the powers aforesaid including the reasonable remuneration of the Receiver.

     Secondly, in or towards payment of all costs, fees, charges and expenses whatsoever incurred or paid by the Lender under or in connection with the Debenture.

     Thirdly, in or towards payment to the Lender of all interest for the time being owing to the Lender.

     Fourthly, in or towards payment of all principal moneys and other sums due to the Lender and hereby secured.

     Fifthly, any surplus shall be paid to the Borrower.

     Save as aforesaid the Lender shall be under no liability whatsoever to the Receiver for his remuneration costs charges expenses or otherwise.


19.  APPOINTMENT OF RECEIVER NOT AFFECTING OTHER POWERS

     The powers of appointment of a Receiver hereunder shall be in addition to and not to the prejudice of any statutory and other powers (whether of sale, receiving rents, distraining for rents or otherwise) of the Lender or otherwise and so that such powers shall be and remain exercisable by the Lender in respect of any of the property or assets comprised in this security and of which no appointment of a Receiver by the Lender shall from time to time be subsisting notwithstanding that an appointment under the provisions i hereof shall have subsisted and been withdrawn in respect of that property or asset or shall be subsisting in respect of any other property or assets hereby charged.


20.  APPOINTMENT OF LENDER AS ATTORNEY

(1) The Borrower hereby irrevocably appoints the Lender and any attorney for the time being of the Lender and either of them to be its attorney or attorneys and in its name and on its behalf and as its acts and deeds to execute sign seal deliver and otherwise perfect any such legal or other mortgages charges assignments transfers or agreements as aforesaid or (without executing any such mortgage) any deed assurance instrument or act which may be required or may be deemed proper or expedient for the full exercise of all or any of the powers hereby conferred on the Lender or the Receiver and also for the purpose of enforcement or realisation of the security created herein Provided That the Lender shall not exercise any of the powers conferred under this Clause 20(1) unless and until the Borrower fails to perform, observe or comply with any of the provisions herein.

(2) The Borrower hereby declares that any and all such deeds instruments and documents executed on behalf of the Borrower by the Lender as aforesaid by virtue of the provisions hereof shall be as good valid and effectual to all intents and purposes whatsoever as if the same has been duly and properly executed by the Borrower itself and the Borrower hereby undertakes that, when required by the Lender so to do, the Borrower shall ratify and confirm all such deeds instruments and documents executed by virtue of the authority and the powers hereby conferred.

21.  SPECIAL CONSULTANT

(1) If there shall have arisen circumstances which lead the Lender to reasonably determine that the Borrower is or will be unable to perform any of its material obligations under this Debenture or any other agreement made between the Borrower and the Lender relating to the banking facilities the Borrower will, notwithstanding that none of the events mentioned in Clause 13(1) has occurred, forthwith upon the Lender's request appoint a Special Consultant nominated by the Lender. In the event of the Borrower failing to make the appointment, the Lender shall be entitled at its discretion at any time thereafter to appoint the Special Consultant on the Borrower's behalf.

(2) The Lender shall have the full discretion to nominate any person suitably qualified to be a Special Consultant and, without limiting the generality of the foregoing, the Lender may for the purpose nominate an accountant, lawyer, banker or engineer.

(3) The Special Consultant so appointed (whether by the Borrower or by the Lender on the Borrower's behalf) shall be the agent of the Borrower and the Borrower shall be solely responsible for his acts, defaults and remuneration. The Special Consultant shall perform and carry out all such duties and functions as the Lender may specify which may, without limitation, include the following:-

     (a) to carry out an audit for the accounts of the Borrower and report the outcome of such audit to the Lender;

     (b) to verify and submit to the Lender a list of the Borrower's account receivables; and

     (c)  to verify and submit to the Lender a list of the Borrower's creditors.


22.  SET-OFF

     In addition to any banker's lien, right of set-off or other right which the Lender may have, the Lender shall be entitled at any time at its absolute discretion and without prior notice to the Borrower to combine or consolidate all or any of the accounts of the Borrower with the Lender including accounts of the Borrower either alone or jointly with others (whether current, deposit, savings or of any other nature whatsoever, and whether in Singapore Dollars or other currency) wheresoever situate (in Singapore or elsewhere) and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any moneys owing by and any obligations and liabilities of the Borrower to the Lender on any other account (whether in Singapore or elsewhere) and whether such liabilities be actual, contingent, liquidated, unliquidated, primary, collateral, several or joint and where the Borrower's liabilities are contingent, the Lender shall be entitled to set aside such amounts to keep the Lender in funds for fully meeting and discharging its liabilities. Where such combination, set-off or transfer requires the conversion of one currency into another, the Lender is hereby authorised to effect such conversion at the Lender's own rate of exchange then prevailing and in accordance with its normal practice. The Lender shall notify the Borrower in writing as soon as practicable after any combination set-off or transfer is effected.

23.  RIGHT OF REVIEW

(1) Unless expressly provided otherwise in an agreement or arrangement relating to a banking facility granted by the Lender to the Borrower:-

     (a) The banking facilities granted or to be granted shall be reviewed from time to time and at any time by the Lender; and

     (b) The Lender shall at any time and from time to time be entitled to terminate cancel or withdraw the banking facilities or part thereof and nothing in these presents contained shall be deemed to impose on the Lender any obligation either at law or in equity to make or continue to make any advances to the Borrower.

(2) Without prejudice to the generality of Clause 23(1), the Lender may from time and at any time by notice to the Borrower require additional or further security or securities for the banking facilities unless expressly provided otherwise in an agreement or arrangement relating to a banking facility granted by the Lender to the Borrower.

(3) Unless expressly provided otherwise in an agreement or arrangement relating to a banking facility granted by the Lender to the Borrower, the banking facilities granted or to be granted to the Borrower shall be repayable to the Lender on demand.

(4) In the event the Lender demands repayment of the banking facilities or any part thereof the Borrower shall repay to the Lender all principal money owing to it under such banking facilities together with accrued interest thereon and any other sum then due to the Lender under such banking facilities and shall pay the Lender such amount necessary for meeting and discharging all its liabilities (whether actual or contingent) under all banker's guarantees and letters of credit and all other contingent liabilities (and irrespective of whether or not any beneficiary under guarantee or letter of credit has made any claim thereon).


24.  NO ENQUIRY BY THIRD PARTY

     Any person dealing with the Lender or the Receiver shall not be concerned to enquire whether any event has happened upon which any of the powers contained in these presents are or may be exercisable by the Lender or the Receiver or otherwise as to the propriety or regularity of any exercise thereof or of any act purporting or intended to be an exercise thereof or whether any moneys remains owing upon this security.


25.  THE LENDER NOT ANSWERABLE FOR LOSS

     The Lender shall not be answerable for any involuntary loss happening in or about the exercise or execution of the powers or trusts which may be vested in the Lender by virtue of this Debenture or by law for the time being in force except for any loss resulting from any gross negligence of the Lender and/or its agents or employees.

26.  INDEMNITY

(1) Without prejudice to the foregoing terms and provisions, the Borrower shall on demand indemnify the Lender and hold the Lender harmless from and against all losses, expenses, costs or liabilities whatsoever, legal or otherwise, which the Lender may reasonably sustain, suffer or incur as a consequence of any enforcement of the payment of any principal moneys when due or any interest accrued thereon or any other amounts payable hereunder and any prepayment of a banking facility otherwise than or any failure to borrow or to proceed with a banking facility in accordance with the agreements or arrangements applicable to such banking facility and the occurrence of any Event of Default.

(2) Such losses, expenses, costs or liabilities shall include but not be limited to such amount as the Lender shall certify (such certification being conclusive and binding upon the Borrower save for any manifest error) as being necessary to compensate the Lender for (a) any loss of interest or commission incurred on account of such default, and (b) any costs, interest, commission or fees paid or payable on account of any funds borrowed in order to carry or maintain any unpaid amount including without limitation any loss which the Lender shall certify as sustained or incurred by it in maintaining or funding the banking facilities or any part thereof or in liquidating or in re-employing deposits from third parties acquired to effect or maintain the banking facilities or any part thereof as a consequence of any prepayment of the banking facilities or part thereof being made (for any reason whatsoever) except to the extent that such interest, commission or fees are recovered under the provisions of this Debenture.


27.  DISCLOSURE

     Without prejudice to all rights of the Lender to disclose information relating to the accounts of the Borrower, and for all purposes whether under common law or Section 47(4)(a) of the Banking Act, (Chapter 19, Singapore Statutes) or otherwise, the Borrower hereby irrevocably (so long as any moneys or liabilities shall remain owing or unpaid to the Lender hereunder or any banking facility or service is extended by the Lender to the Borrower) permits the, Lender and all persons to whom Section 47(3) of that Act applies, to disclose (whether with or without notice to the Borrower and whether orally or in writing) any information whatsoever concerning any matters or transactions in relation to the banking facilities and the account(s) (including any information whatsoever regarding the money or other relevant particulars of any account) which the Borrower now has or may hereafter have with the Lender:-

     (a) to any chargee or mortgagee or proposed or purported chargee or mortgagee of or any other person having or claiming any interest in the property and assets hereby charged or any person in favour of whom the Borrower is proposing to create or grant an interest in the property and assets hereby charged for the purpose of seeking any consent for the creation or variation of any interest in or increasing the amount of moneys and liabilities secured or to be secured by any encumbrance over the property and assets hereby charged or in connection with any security sharing arrangements relating to the property and assets hereby charged or any enforcement of any security or any sale transfer disposition or any other dealing by any person whatsoever over or of or with the property and assets hereby charged;

     (b) to the Commissioner of Stamp Duties, the Registrar of Companies, Registrar of Businesses, Registrar of Titles, Registrar of Deeds and/or any other government officials or departments or relevant bodies for purposes in connection with stamping (or assessment of stamp duties on), registering, lodging or filing any or all documents or conducting of searches in connection with the banking facilities;

     (c) to CTB, the Monetary Authority of Singapore and any other governmental authority; and

     (d) to any solicitor acting for the Lender, the Borrower, any guarantor or any other party involved with the banking facilities or any security therefor, in relation to the accounts of the Borrower, the banking facilities and any security given in connection therewith or any other party mentioned in the foregoing provisions of this Clause, and save aforesaid the Lender shall obtain the Borrower's prior written consent (such consent not to be unreasonably withheld) prior to the disclosure of any matter set out above.


28.  CALCULATIONS AND EVIDENCE

     The entries made in the accounts maintained by the Lender in accordance with its usual practice and a statement or certificate in writing signed by the Lender or its servant or any person nominated by the Lender under the hand of any authorised officer of the Lender certifying (i) the amount due at any time in respect of any moneys owing or payable by the Borrower to the Lender and/or any liabilities incurred by the Lender and payable by the Borrower to the Lender under or by virtue of any terms, conditions or stipulations of this Debenture and/or any banking facilities, or (ii) any interest rate applicable to it, or
(iii) its costs of funds, or (iv) any other matter provided in this Debenture, shall (in the absence of any manifest error) be prima facie evidence of the amounts of the obligations of the Borrower and of the matters so certified.


29.  WAIVER NOT TO PREJUDICE RIGHT OF LENDER

(1) The Lender may from time to time waive either unconditionally or on such terms and conditions as it may reasonably deem fit any breach by the Borrower of any of the covenants undertakings stipulations terms and conditions herein contained and any modification thereof but without prejudice to its powers rights and remedies for enforcement thereof, Provided Always that:-

     (a) neither any neglect nor forbearance of the Lender to require and enforce payment of any moneys hereunder or the performance and observance of any covenants undertakings stipulations terms and conditions herein maintained, nor any time which may be given to the Borrower shall in any way prejudice or affect any of the rights powers or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions hereof;

     (b) no such waiver of any such breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the covenants undertakings stipulations terms or conditions aforesaid.

(2) Any such waiver and any consent by the Lender under any provision of this Debenture must be in writing and may be given subject to any reasonable conditions deemed fit by the Lender. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

(3) The powers which this Debenture confers on the Lender hereunder are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law and may be exercised as often as the Lender thinks appropriate in accordance with this Debenture.


30.  INDULGENCE OF THE LENDER NOT TO DISCHARGE THE BORROWER

     The liability of the Borrower hereunder shall not be impaired or discharged by reason of the fact that any person is or has become in any way, whether with or without the acceptance of the Lender, liable to pay any of the moneys owing by the Borrower hereunder or by reason of any time or other indulgence being granted by or with the consent of the Lender to any such person who or which may be in any way liable to pay any of the moneys secured hereby or by any other security in favour of the Lender or by reason of any arrangement being entered into or composition accepted by the Lender modifying the operation of law or otherwise its rights and remedies under the provisions of this Debenture.


31.  RIGHT OF CONSOLIDATION

     Section 21(1) of the said Act (restricting the right of consolidation) shall not apply to this security, and in addition and without prejudice to any right of consolidation none of the property of the Borrower which at the date hereof is or which at any time hereafter shall become subject to a mortgage or a charge in favour of or vested in the Lender shall be redeemed except in payment of not only all moneys thereby secured but also all moneys secured by this Debenture.


32.  CURRENCY INDEMNITY

(1) The obligation of the Borrower shall be to pay the obligations or liabilities in the same currency in which the said obligations or liabilities are incurred ("relevant currency"). Any amount received or recovered in a currency other than the relevant currency (whether as a result of, or arising from the enforcement of, a judgment or order of a court of any jurisdiction in the dissolution of the Borrower or otherwise) in respect of any sum expressed to be due to the Lender from the Borrower under the agreements or arrangements applicable to the relevant banking facilities shall only constitute a discharge to the Borrower to the extent of the relevant currency amount which the Lender is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(2) If that amount in the relevant currency is less than the relevant currency amount expressed to be due to the Lender under this Debenture, the Borrower shall indemnify the Lender against any loss sustained by it as a result thereof. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase. For the purpose of this Clause, it shall be sufficient for the Lender to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(3) These indemnities constitute a separate and independent obligation from the other obligations in this Debenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Debenture or any judgment or order. No proof or evidence of any actual loss may is required.


33.  TAXES

(1)  All sums payable by the Borrower under this Debenture shall be paid
(i) free of any restriction or condition, (ii) free and clear of and without any deduction or withholding (except to the extent required by Singapore law) on account of any taxes, levies or any other charges whatsoever imposed by Singapore law (including but not limited to any goods and services tax) present or future and (iii) without deduction or withholding (except to the extent required by Singapore law) on account of any other amount, whether by way of set-off counterclaim or otherwise.

(2) If (i) the Borrower or any other person on behalf of the Borrower is required by Singapore law to make any payment deduction or withholding on account of any such taxes levies charges or other amount from any sum paid or payable by the Borrower to the Lender or any sum received or receivable by the Lender under this Debenture or (ii) the Lender (or any person on its behalf) is required by Singapore law to make any deduction or withholding from, or (except on account of tax on the overall net income of the Lender) any payment on or calculated by reference to the amount of, any sum received or receivable by the Lender under this Debenture:-

     (a) the Borrower shall notify the Lender of any such requirement or any change in any such requirement as soon as practicable after the Borrower becomes aware of it;

     (b) the Borrower shall pay any such taxes, levies, charges or other amount before the date on which the penalties attach thereto, such payment to be made, if the liability to pay Is Imposed on the Borrower, for the Borrower's account, or otherwise on behalf of and in the name of the Lender (if the liability to pay is imposed on the Lender);

     (c) the sums payable by the Borrower shall (except, in the case of any such payment, to the extent that its amount is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lender receives on the due date and retains (free from the liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

     (d) within fourteen (14) days after paying any sum from which the Borrower is required by law to make any deduction or withholding, and within fourteen (14) days after the due date of payment of any taxes, levies, charges or the amount which the Borrower is required by paragraph (b) above to pay, the Borrower shall deliver to the Lender evidence of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(3) Without prejudice to the generality of the foregoing, in the event that any goods and services tax or value added tax or any other taxes levies or charges whatsoever now or hereafter required by law to be paid on or in respect of any sums payable to the Lender under or relating to this Debenture or the banking facilities granted to the Borrower, the same shall (except to the extent prohibited by law) be borne by the Borrower and the Borrower shall pay to the Lender on demand a sum equivalent to the amount of such goods and services tax or value added tax or other taxes, levies or charges (or such part thereof which the law does not prohibit the Lender from collecting from the Borrower) less any such part thereof as has been paid by the Borrower under the preceding subclauses, in addition to all other sums payable to the Lender under this Debenture and the Borrower shall Indemnify the Lender against all payments of such amounts.

(4) The obligations of the Borrower under this Clause 33 shall survive the repayment of the banking facilities and termination of this Debenture.


34.  CHANGE IN CIRCUMSTANCES

(1) If at any time the Lender determines that it is or will become unlawful or contrary to any directive of any agency of Singapore for it to allow all or part of the banking facilities or any other moneys to remain outstanding, to make, fund or allow to remain outstanding all or part of the banking facilities and/or to carry out all or any of its other, obligations under this Debenture and/or to charge or receive interest, fees or commission at the rate or rates applicable, the Lender shall promptly notify the Borrower to that effect and upon such notification to the Borrower the obligation of the Lender to make available the banking facilities shall cease to the extent necessary to comply with the relevant law or directive, and the Borrower shall procure the release of all the banker's guarantees and letters of credit issued pursuant to the banking facilities granted by the Lender which are then still in force or pay the Lender such sums as are required to enable the Lender to procure such release and prepay without premium or penalty ail moneys owing to the Lender under this Debenture or the banking facilities on the date necessary to comply with the relevant law or directive (but without prejudice to Clause 26 which shall nevertheless apply.)

(2) If the Lender determines that, as a result of (a) the introduction of or any change in, or in the interpretation or application of any law, regulation or treaty of Singapore, or (b) compliance by it with any directive of any agency of Singapore:-

     (a) the cost to the Lender of making available all or any part of the banking facilities or of making, maintaining or funding all or any part of the banking facilities is increased; and/or

     (b) any sum received or receivable by the Lender under this Debenture or any agreement or arrangement relating to any of the banking facilities or the effective return to it under this Debenture or any agreement or arrangement relating to any of the banking facilities is reduced (except on account of tax on its overall net income); and/or

     (c) the Lender makes any payment (except on account of tax on its overall net income) or foregoes any part of any interest fee or other return on or calculated by reference to the amount of any sum received or receivable by it under or any other matter relating to this Debenture or any agreement or arrangement relating to any of the banking facilities, the Borrower shall indemnify the Lender against that increased cost, reduction, payment or foregone interest or other return (except to the extent that the Lender has already been compensated therefor by an increase in the relevant interest rate) and, accordingly, shall from time to time on demand (whenever made) pay to the Lender for its own account the amount certified by it to be necessary so to indemnify it and any such certificate shall contain in reasonable detail the basis and calculation of the amount the Borrower is liable to indemnify the Lender under this Clause 34(2).


35.  PAYMENT OF COSTS

The Borrower shall indemnify the Lender for and shall pay forthwith to the Lender on demand:-

     (a) all reasonable expenses including stamp documentary and other duties (whether as a penalty or otherwise) legal fees goods and services tax administrative registration and execution fees out-of-pocket expenses and any other reasonable costs or charges incurred or expended by the Lender In connection with the negotiation preparation and/or completion of this Debenture or any charges mortgages pledges guarantees or other documents required by the Lender under the provisions of this Debenture; and

     (b) all expenses including all legal fees as between solicitors and clients (on a full indemnity basis) and other expenses costs and disbursements whatsoever including but not limited to stamp or other duties incurred by the Lender in connection with any variation consent or approval relating to the Debenture or in connection with demanding and enforcing payments of moneys due hereunder or otherwise howsoever in the enforcement or attempted enforcement of any of its rights under this Debenture or incurred in connection with any delay or omission on the part of the Borrower to pay


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
          stamp or other duties in connection with this Debenture or any other documents called for by this Debenture.


36.  SERVICE OF DEMAND OR NOTICE

(1) Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served under this Debenture to or on any party under this Debenture may be delivered at or sent by prepaid registered post or by telex or facsimile transmission to the address, telex number or facsimile number and marked for the attention of the person or department (if any) from time to time designated by that party for the purpose of this Debenture and shall be deemed to be duly served:-

     (a)  if it is delivered, at the time of delivery;

     (b) if it is sent by prepaid registered post, forty-eight (48) hours after posting thereof; or

     (c) if it is sent by telex or facsimile transmission, immediately after transmission thereof if the date of transmission is a business day, and if the date of transmission is not a business day, then the notice by telex or facsimile transmission shall be deemed to be served on the next business day.

(2) Any communication from the Borrower shall be irrevocable, and shall not be effective until actually received by the addressee. Except as otherwise expressly provided herein, all notices, requests, demands or other communications which are required by this Debenture to be in writing may be made by telex or facsimile transmission.

(3) Each notice, request demand or other communication in connection herewith may be given to or served on the relevant party at its address, telex number or facsimile number set out below or as such party hereto shall from time to time notify the other parties.

     The Borrower

     UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD
     31 Exeter Road #14-01/04
     Comcentre I Tower
     Singapore 239732

     Attention: Stephen Lin

     Facsimile: 5511155

     The Lender

     THE DEVELOPMENT BANK OF SINGAPORE LIMITED
     Institutional Banking, Singapore Corporate 1
     6 Shenton Way
     DBS Building Tower One
     Singapore 068809

     Attention:     Managing Director, Institutional Banking
                    Singapore Corporate 1

     Facsimile:     65-3235410

(4) For the purposes of this Clause 36, each of the parties hereto shall from time to time notify the other parties in writing of an address in Singapore where such notice, request or demand or other communication as aforesaid can be given or served.


37.  RIGHT OF ASSIGNMENT

(1) This Debenture shall be binding upon and inure to the benefit of the Borrower and the Lender and the successors in title and assigns of the Lender and any reference in this Debenture to any party shall be construed accordingly. All undertakings, agreements, representations and warranties given, made or entered into by the Borrower under this Debenture shall survive the making of any assignments hereunder.

(2) The Borrower shall have no right to assign or transfer any of its rights or obligations hereunder and it shall remain fully liable for all of its undertakings, agreements, duties, liabilities and obligations hereunder, and for the due and punctual observance and performance thereof.

(3) (a) The Lender may at any time, after giving to the Borrower prior notice in writing of its intention to do so, assign all or part of its rights or transfer all or part of its obligations under this Debenture to any one or more banks or other lending institutions (each of which is in this Clause 37(3) called an "Assignee Lender") Provided that within fourteen (14) days of the Borrower's receipt of such notification, the Borrower may by giving not more than fifteen (15) days' prior notice in writing to the Lender, prepay, without prepayment fee or premium (but without prejudice to Clause 26 which shall nevertheless apply), to the Lender all principal moneys, accrued interest and all other sums hereby secured and procure the immediate discharge and cancellation of all banker's guarantees and letters of credit issued pursuant to the banking facilities granted by the Lender which are then still in force or pay to the Lender an amount sufficient for the Lender to obtain such discharge and cancellation.

     (b) Any such Assignee Lender shall be treated as a party to this Debenture for all purposes of this Debenture and shall be entitled to the full benefit of this Debenture to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it and all references in this Debenture to the Lender (hereinafter called the "Assignor Lender") shall subsequently be construed as references to the Assignor Lender and its Assignee Lender or Assignee Lenders to the extent of their respective rights or obligations assigned or transferred to it or them.

     (c) In the event the Lender does not receive a notice from the Borrower pursuant to the provisions of the proviso to Clause 37(3)(a) within fourteen (14) days of the Borrower's receipt of its notification to the Borrower of its intention to assign, then, the Lender may proceed to assign all or part of its rights or transfer all or part of its obligations under this Debenture and without prejudice to the generality of Clause 27, the Lender may disclose to the Assignee Lender or Assignee Lenders or potential assignee or transferee such information about the Borrower as the Lender shall consider appropriate.


38.  SEVERABILITY

     If any one or more of the provisions contained in this Debenture or any part of such provisions shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions or part thereof contained herein shall not in any way be affected or impaired but this Debenture shall be construed as if such invalid, unlawful or unenforceable provision or part thereof had never been contained herein.


39.  GOVERNING LAW AND SUBMISSION TO JURISDICTION

     This Debenture shall be governed by, and construed in accordance with, the laws of Singapore.


40.  INTERPRETATION

(1)  In this Debenture where the context so admits:-

     (a) an "authorization" includes any approval, consent, licence, permit, franchise, permission, registration, resolution, direction, declaration and exemption;

     (b) "borrowed moneys" mean (a) moneys borrowed or raised (including hire under financial leases) and interest thereon, (b) any liability under any bond, note, guarantee, indemnity or other security or under acceptance credit facilities, (c) any liability in respect of the acquisition cost of assets or services to the extent payable after the time of acquisition or possession thereof other than assets or services obtained in the normal course of business, and (d) any guarantee or other assurance against financial loss in respect of such moneys borrowed or raised, interest or liability;

     (c)  "Borrower" includes the successors of the Borrower;

     (d) "business day" means any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Singapore, and (if a transaction relates to United States Dollars) also in New York City;

     (e) "CTB Securities" has the meaning assigned to it in a loan agreement of even date made between the Lender and the Borrower;

     (f) an "encumbrance" includes any mortgage, charge (whether fixed or floating), pledge, lien (other than a lien arising by operation of law in the ordinary course of business unless the lien remains undischarged fourteen (14) days after it arose), hypothec, hypothecation, assignment, fiduciary assignment, fiduciary transfer, power of attorney to establish hypothec, power of attorney to sell, security interest or any other type of preferential agreement or arrangement having substantially the same economic effect (including sale and repurchase agreements, title retention or flawed asset arrangements);

     (g) "Event of Default" means any, each or all (as the context may require) of the events specified in Clause 13(1);

     (h) "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (i) "Lender" includes the successors assigns and transferees of the Lender;

     (j) "Potential Event of Default" means any condition act or event which with the giving of notice lapse of time and/or determination of materiality or other condition would become an Event of Default;

     (k) any reference to a "Receiver" includes a reference to a "Receiver and Manager" or "Manager";

     (l) "this Debenture" means this deed of debenture and includes any amendments and variations thereto or any further deed of debenture or charge or any deed executed in addition to or in substitution for the Debenture;

     (m) in the absence of any expression to the contrary, all payments and repayments made under the provisions of this Debenture shall be made in the currency in which the relevant amount is incurred;

     (n) words importing the masculine gender include the feminine or neuter gender;

     (o) words importing the singular number include the plural number and vice versa.

     (2) The headings to the clauses hereof shall not be deemed to be a part thereof or be taken into consideration in the interpretation or construction thereof or of this Debenture.

     IN WITNESS WHEREOF the Borrower has caused its Common Seal to be hereunto affixed.



The Common Seal of UNITED TEST     )
AND ASSEMBLY CENTER (S) PTE        )
LTD was hereunto affixed in the    )
presence of:-                      )                                   [SEAL]



                                   DIRECTOR
                                                       -------------------------



                                   DIRECTOR/SECRETARY  /s/ [SIGNATURE]
                                                       -------------------------



     I,                                   , an Advocate and Solicitor of the
Supreme Court of the Republic of Singapore practising in Singapore hereby
certify that on the        day of                       A.D. 1999 the Common
Seal of UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD was duly affixed to the above written instrument in Singapore in my presence in accordance with the regulations of the Borrower (which regulations have been produced and shown to me).


     WITNESS my hand this         day of                  1999.


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